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                                                                 Exhibit 10.8.4

                                              CONSULTING AGREEMENT dated and
                                              effective as of August 2, 1999 by
                                              and between CUTCO INDUSTRIES,
                                              INC., a New York corporation,
                                              with offices at 6900 Jericho
                                              Turnpike, Syosset, New York
                                              11791 (the "Company") and MARVIN
                                              MARCUS, with an address at 45
                                              Cardinal Drive, East Hills, New
                                              York 11576 the "Consultant").

                               -------------------------

     Company desires to obtain the benefit of the services of Consultant as an advisor and consultant in connection with relationships with franchisees of Company; and

     Consultant desires to render such services to Company.

     NOW, THEREFORE, the parties agree as follows:

     1. TERM. Company hereby engages and retains Consultant, and Consultant hereby agrees to render services as an advisor and consultant to Company, for a term commencing on the date hereof and ending two months from the date hereof (the "Consulting Term").

     2. SERVICES. The services to be rendered by Consultant on Company's behalf shall consist of advice to Company's senior executives as may be requested of Consultant from time to time during the Consulting Term with respect to relationships with franchisees of Company, and telephone calls and correspondence with franchisees of Company, as may be requested of Consultant. Such advice shall be rendered at Company's place of business in Syosset, New York during normal business hours.

     3. CONSULTING FEE; USE OF LEASED VEHICLES. (a) Consultant shall receive a fee of $48,000 for all consulting services rendered pursuant to this Agreement, with $32,000 being payable concurrently with the execution of this Agreement and $16,000 being due and payable one month from the date hereof. During the Consulting Term, Consultant, at the expense of Company, shall continue to use Company leased vehicle provided for his use prior to commencement of the Consulting Term.

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          (b) At the termination of the Consulting Term, Consultant, at his expense, shall continue using the leased vehicle for his personal account, and continue in effect insurance for the leased vehicle. Consultant shall, on or before the due date of each monthly rental payment, pay an amount equal to the rent payment to the Company. The Company shall make the rental payment directly to the vehicle lessor. Each of the Company and Consultant shall indemnify the other for any failure to carry out the preceding provisions of this paragraph.

          (c) Upon no less than 45 days advance notice, the Company may require the Consultant to surrender possession of the leased vehicle to the Company at the end of any month for which Consultant made a payment to the Company. In which event, upon surrender of the vehicle, all obligations of the Consultant to maintain insurance and make payments equivalent to rental payments under the vehicle lease shall terminate.

     4. REIMBURSEMENT OF EXPENSES. Company shall reimburse Consultant for any reasonable out-of-pocket disbursements and expenses that Consultant may incur in connection with the performance of its duties hereunder, subject to the submission to Company of satisfactory documentation in support thereof.

     5. REIMBURSEMENT OF FEES AND EXPENSES OF COUNSEL. Company shall reimburse Consultant, or pay directly, all reasonable legal fees and other expenses paid or incurred by Consultant pursuant to any dispute between Company and Consultant relating to this Agreement or seeking to enforce the provisions of this Agreement, if Consultant is successful pursuant to a legal judgment, arbitration or settlement.

     6. NON-COMPETITION AND SECRECY.

          6.1 NO COMPETING EMPLOYMENT. For the duration of the Consulting Term and for one (1) year thereafter (such period being referred to hereinafter as the "Restricted Period"), Consultant shall not, directly or indirectly, own an interest in manage, operate, join, control, lend money, or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes within the United States with Company; PROVIDED, HOWEVER, that nothing in this Section 6.1 shall prohibit Consultant from making

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a non-controlling passive investment in a corporation whose shares are publicly traded.

          6.2 NO INTERFERENCE. During the Restricted Period, Consultant shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than Company), intentionally solicit, endeavor to entice away from Company, or otherwise interfere with the relationship of Company with, any person who is employed by or otherwise engaged to perform services for Company.

          6.3 SECRECY. Consultant recognizes that by reason of his prior employment by Company and his rendering of services hereunder, he has and may acquire confidential information and trade secrets concerning the operations of Company, the use or disclosure of which could cause Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Consultant covenants and agrees with Company that he will not at any time, except in performance of Consultant's obligations to Company hereunder or with the prior written consent of Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with Company. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by management of Company with respect to the services, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, financial information (including the revenues, costs or profits associated with any, of its services), business plans, prospects or opportunities of Company but shall exclude any information already in the public domain. Notwithstanding anything to the contrary herein contained, Consultant's obligation to maintain the secrecy and confidentiality of the confidential information under this Section 6.3 shall not apply to any such confidential information which is disclosed through any means other than as a result of any act by Consultant constituting a breach of this Agreement or which is required to be disclosed under applicable law.

          6.4 INJUNCTIVE RELIEF. Without intending to limit the remedies available to Company, Consultant acknowledges that a breach of any of the covenants contained in this Section 6 may result in material irreparable injury to Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Company shall be entitled to seek to obtain a temporary restraining order and/or a preliminary injunction restraining Consultant from engaging in activities prohibited by this Section 6 or such other relief as may be required to specifically enforce any of the covenants in this Section 6.

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     7. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, is declared by any arbitration panel or court of competent jurisdiction to be invalid or unenforceable:

          (a) Such invalidity or unenforceability shall not affect the remaining provisions of this Agreement or the application of such provisions to persons or circumstances other than those to which it is held invalid or unenforceable; and

          (b) If such invalidity or unenforceability is due to the court's determination that the provision's scope is excessively broad or restrictive under applicable law then in effect, the parties hereby jointly request that such provision be construed by modifying its scope so as to be enforceable to the fullest extent compatible with applicable law then in effect.

     8. ENTIRE AGREEMENT: SCOPE. This instrument contains the entire agreement of the parties as to the subject matter hereof. No waiver or modification hereof shall be valid unless in writing signed by the parties. This instrument is independent of, and have no application to or effect upon, the Termination Agreement and the options to purchase shares of common stock of Company referred to therein.

     9. GOVERNING LAW. This Agreement shall be construed according to the laws of the State of New York and shall be binding upon the parties hereto, and their respective successors and assigns.

     10. JURISDICTION. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York situated in the City and County of New York, or of the United States of America for the Southern District of New York, and, by execution and delivery of this agreement, Company and Consultant hereby accepts for itself and himself, and in respect of its or his property generally the exclusive jurisdiction of the aforesaid courts. Company and Consultant hereby irrevocably waives, in connection with any such action or proceeding, (a) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum NON CONVENIENS, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and
(b) the right to interpose any noncompulsory set-off, counterclaim or cross-claim. Company and Consultant irrevocably consents to the service of

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process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it or him at the address set forth in the beginning of this Agreement.

     IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be signed as of the day and year first above written.


                                 CUTCO INDUSTRIES, INC.

                                 By:
                                    -----------------------------------------
                                        Ron Oren
                                        President and Chief Executive Officer

                                        /s/ Marvin Marcus
                                 --------------------------------------------
                                 Marvin Marcus


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